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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDED CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 12, 2000
Date of Report (Date of earliest event reported)

STARBRIDGE GLOBAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-28645	94-3346241
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

Suite 2, 25 Prospect Street
Box Hill, Victoria, 3128, Australia
(Address of principal executive offices, including zip code)

011 61 2 9999 3884
(Registrant's telephone number)

(Former name or former address, if changed since last report)

Item 4—Changes in Registrant's Certifying Accountant

(a)(1)	Dismissal of Kaufman, Rossin & Co. ("Kaufman").
	(i)	On December 12, 2000, StarBridge Global Inc. ("StarBridge") dismissed Kaufman as its independent public accountant.
(ii)
Kaufman's only report on the financial statements of StarBridge, issued in respect of its predecessor reporting company, was for the period from inception on March 29, 1999 to December 31, 1999, and contained no adverse opinion or disclaimer of opinion and was not modified as to audit scope or accounting principles, but modified as to the uncertainty of the company continuing as a going concern.
	(iii)	The decision to change accountants was approved by the Board of Directors of the Company.
(iv)
There have been no disagreements with Kaufman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Kaufman, would have caused Kaufman to make reference to such matter in connection with its report or the interim period through December 12, 2000.
(2)	Hiring of Lam, Robinson & Co. CPA ("Lam, Robinson").

On December 12, 2000 StarBridge appointed Lam, Robinson as its independent public accountants for its third quarter ended October 31, 2000 and fiscal year ending January 31, 2001. During StarBridge's most recent fiscal year ended and later interim period, StarBridge has not consulted with Lam, Robinson on items regarding either (1) the application of accounting principles to a specific transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the financial statements; or (3) the subject matter of any disagreement or event (as defined in Item 304(a)(1)(iv) of Regulation S-B).
(3)
StarBridge has furnished Kaufman with a copy of the foregoing disclosure and requested Kaufman to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements. A copy of the letter of Kaufman to the Securities and Exchange Commission, dated February 13, 2001, is filed as Exhibit 16 hereto.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)
Financial Statements of Business Acquired.

    None.

(b)
Pro Forma Financial Information.

    None.

(c)
Exhibits.

  16.1  Letter from Kaufman, Rossin & Co. to the Securities and Exchange Commission, dated February 13, 2001.

2

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

February 11, 2001	STARBRIDGE GLOBAL INC.
	By:	/s/ DAVID A. TURIK Name: David A. Turik Title: President & CEO

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  Item 4—Changes in Registrant's Certifying Accountant
  Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS